Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL BOARD DECLARES DIVIDEND FOR

SECOND QUARTER OF FISCAL 2015

Recent Arbitration Payment To Be Excluded from Free Cash Flow Calculation for Capital Allocation Plan

IRVINE, Calif. — Nov. 4, 2014 — Western Digital® Corp. (NASDAQ: WDC) today announced that the board of directors declared a cash dividend for the quarter ending Jan. 2, 2015, of $0.40 per share of common stock (the “cash dividend”). The cash dividend will be paid on Jan. 15, 2015, to the company’s stockholders of record as of Jan. 2, 2015.

The amount of future dividends under the company’s dividend policy, and the declaration and payment thereof, will be based upon all relevant factors, including the company’s financial position, results of operations, cash flows, capital requirements and restrictions under the company’s existing credit agreement, and shall be in compliance with applicable law. The board retains the power to modify, suspend or cancel the company’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future.

The company also announced that its board of directors determined that the amount paid to Seagate Technology in the recently concluded arbitration matter will be excluded from the calculation of free cash flow under the company’s capital allocation plan. On Oct. 8, 2014, the Minnesota Supreme Court affirmed the decision of the Court of Appeals of the State of Minnesota which had reinstated a $630.4 million final arbitration award previously issued against the company in the arbitration between the company and Seagate. On Oct. 14, 2014, Seagate was paid $773.4 million by one of the company’s foreign subsidiaries using cash held outside of the United States to satisfy the full amount of the final arbitration award, plus accrued interest.

Western Digital Board Declares Dividend for Second Quarter of Fiscal 2015

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the company’s dividend for the second quarter of fiscal year 2015. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Nov. 4, 2014, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital Board Declares Dividend for Second Quarter of Fiscal 2015

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.